Exhibit 99.2

                             VOTING TRUST AGREEMENT

               VOTING TRUST AGREEMENT dated as of June 8, 1999 (this "Agreement") by and among those persons or entities whose names and addresses appear on the signature pages hereof (individually, the "Shareholder" and collectively, the "Shareholders") and Mr. Richard W. Clark, as Trustee (together with his successors in trust, the "Trustee") and InfoAmerica, Inc., a Colorado corporation ("IFOA" or the "Company").

                              W I T N E S S E T H :

               WHEREAS, the Shareholders own the number of restricted shares of common stock ("Common Stock") of the Company, and in the amounts and manner set forth opposite each Shareholder's name on Exhibit A attached hereto; and

               WHEREAS, the Trustee has consented to serve as Trustee under this Agreement for the purposes herein provided.

               NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

               1.  Agreement.

                       Copies of this Agreement, and of every agreement supplemental hereto or amendatory hereof, shall be filed at the office of the Trustee's legal counsel, Martin Eric Weisberg, Esq., Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, which copies shall be available for inspection of the holder of a voting trust certificate issued pursuant hereto (each a " Voting Trust Certificate") during business hours and with the Secretary of the Company, which copies shall be available for inspection by a shareholder of the Company who also is a holder of a Voting Trust Certificate at the principal corporate office of the Company. Voting Trust Certificates shall be issued to the Shareholders,



                              (Page 15 of 70 Pages)
received and held subject to all of the terms and provisions of this Agreement. Every Shareholder entitled to receive a Voting Trust Certificate, and thus each such Shareholder's permitted transferees and assigns, upon accepting such Voting Trust Certificate, shall be bound by all of the terms and provisions of this Agreement, with the same force and effect as if such person or other entity were a signatory to this Agreement.

               2.  Independence of Trustee.

                       Except as otherwise expressly provided herein, the Trustee shall be entitled to exercise all powers under this Agreement in his sole and absolute discretion. The Trustee shall have no liability to any Shareholder, any holder of a Voting Trust Certificate or any other person or entity for any action or inaction by the Trustee (including, without limitation, any vote by the Trustee), unless a final judgment by a court of competent jurisdiction, from which no appeal may be taken, determines that the action or inaction of the Trustee constituted willful misconduct.

               3.      Transfer of Shares to Trustee.

                       The Shareholders shall deposit with the Trustee certificates representing all of the Shares listed on Exhibit B attached hereto (the "Shares"). All such certificates shall be endorsed, or accompanied by such instruments of transfer (such as duly executed blank stock powers), so as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided. Upon receipt by the Trustee of the certificates representing any Shares and such instruments of transfer, the Trustee shall hold the same subject to the terms of this Agreement, and subject to the terms of a Voting and Shareholders Agreement dated as of the date hereof, entered into by the Shareholders, the Company and the Trustee (the "Voting and Shareholders Agreement") and shall thereupon issue and deliver to the Shareholders a Voting Trust Certificate for the Shares so deposited. All certificates representing Shares transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Company and canceled, and new certificates therefor shall be issued to and held by the Trustee



                              (Page 16 of 70 Pages)
in the name of "Richard W. Clark, as Trustee" (or in the name of the then successor Trustee, if any, as Trustee).

               4.      Voting Trust Certificates.

                       The Voting Trust Certificates shall be in the form annexed hereto as Exhibit C.

               5.      Transfer of Certificates.

                       The Voting Trust Certificates shall be transferable at the office of the Trustee's legal counsel, on the books of the Trustee, by the registered owner thereof, either in person or by attorney thereunto duly authorized, upon surrender thereof, according to the rules from time to time established for that purpose by the Trustee, but only to the extent that any such transfer is permitted by the terms of the Voting and Shareholders Agreement; and the Trustee may treat the registered holder as the owner thereof for all purposes whatsoever; but he shall not be required to deliver New Voting Trust Certificates representing Shares without the surrender of the related Voting Trust Certificate. No transfer of a Voting Trust Certificate may be effected unless the Trustee receives proof of compliance with the provisions of the Voting and Shareholders Agreement from the Company. If a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Trustee may, in the Trustee's sole and absolute discretion, issue a duplicate of such certificate upon receipt of: (a) evidence of such fact satisfactory to Trustee; (b) indemnity satisfactory to the Trustee; (c) the existing certificate, if mutilated; and (d) payment of the Trustee's reasonable fees and expenses (including, without limitation, reasonable attorneys' fees and expenses) in connection with the issuance of a new Voting Trust Certificate. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in strict accordance with the provisions of the Agreement and the Voting and Shareholders Agreement.

                       6.       Termination Procedure.

                       Upon the termination of this Agreement at any time, as hereinafter provided, the Trustee, at such times as the Trustee may choose during the period commencing twenty (20) days before such termination shall mail written notice of such



                              (Page 17 of 70 Pages)
termination to the registered owners of the Voting Trust Certificates at the addresses appearing on the transfer books of the Trustee. After the date specified in any such notices (which date shall be fixed by the Trustee), the Voting Trust Certificates shall cease to have any effect, and the holders of the Voting Trust Certificates shall have no further rights under this Agreement other than to receive certificates representing Shares or other property distributable under the terms hereof and upon the surrender of the Voting Trust Certificates. Within thirty (30) days after the termination of this Agreement, the Trustee shall request the Company to deliver to the registered holders of the Voting Trust Certificates stock certificates representing the number of shares represented by the Voting Trust Certificates upon the surrender thereof properly endorsed, such delivery to be made in each case at the Company's principal place of business. Following any such request by the Trustee to the Company, the Trustee shall have no further duties or obligations hereunder and the Trustee shall not be required to take any further action hereunder.

                       7.       Dividends.

                       Prior to the termination of this Agreement, the holders of the Voting Trust Certificates shall be entitled to receive payment equal to the cash dividends, if any, received by the Trustee upon the Shares subject to Voting Trust Certificates. If any dividend in respect of such Shares is paid by the Company, in whole or in part, in stock of the Company having general voting powers, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates representing stock which are received by Trustee on account of such dividend, and the holder of the Voting Trust Certificate on which such stock dividend has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number of shares and class of stock received as such divided with respect to the Shares represented by the Voting Trust Certificate. Holders entitled to receive the dividends described above shall be those registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Corporation for the taking of a record to determine those holders of its stock entitled to receive such dividends or, if the Trustee has fixed a date, as hereinafter provided, for the purpose of determining the



                              (Page 18 of 70 Pages)
holders of the Voting Trust Certificates entitled to receive such payment or distribution then registered as such at the close of business on the date so fixed by the Trustee.

                       If any dividend in respect of Shares is paid in property other than in cash or in capital stock having general voting powers, then the Trustee shall, after receipt thereof by the Trustee, distribute the same to the holders of the Voting Trust Certificates registered as such at the close of business on the day fixed by the Trustee for taking a record to determine the holders of the Voting Trust Certificates entitled to receive such distribution. Such distribution shall be made to such holders of the Voting Trust Certificates in accordance with the number of Shares represented by the Voting Trust Certificates.

                       The transfer books of the Trustee may be closed temporarily by the Trustee for a period not exceeding ten (10) days preceding the date fixed for the payment or distribution of dividends of the distribution of assets or rights, or at any other time in the sole and absolute discretion of the Trustee. In lieu of providing for the closing of the books against the transfer of the Voting Trust Certificates, the Trustee may fix a date not exceeding ten (10) days preceding any date fixed by the Company for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the holders of the Voting Trust Certificates entitled to receive such payment or distribution, and the holders of the Voting Trust Certificates of record at the close of business on such date shall exclusively be entitled to participate in such payments or distributions.

                       In lieu of receiving cash dividends upon the Shares and paying the same to the holders of the Voting Trust Certificates pursuant to the provisions of this Agreement, the Trustee may instruct the Company in writing to pay such cash dividends directly to the holders of the Voting Trust Certificates. Upon such instructions being given by the Trustee to the Company, and until revoked by the Trustee, all responsibility of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustee.



                              (Page 19 of 70 Pages)

                       10.      Subscription Rights.

In the event any stock or other securities of the Company are offered for subscription to the holder of the Shares, the Trustee, upon receipt of notice of such offer, shall mail a copy thereof to the holders of the Voting Trust Certificates.

                       11.      Dissolution of the Company.

                       In the event of the dissolution or total or partial liquidation of the Company whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights or property to which the holders of the Voting Trust Certificates are entitled and shall distribute the same to the registered holders of the Voting Trust Certificates in accordance with the interest, as shown on the books of the Trustee, or the Trustee may, in his sole and absolute discretion, deposit such moneys, securities, rights or property with any bank or trust company doing business in New York, New York or Los Angeles, California, with authority and instructions to distribute the same as above, and upon such deposit, all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights or property so deposited shall cease.

                       12.      Reorganization of the Company.

                       In the event the Company is merged into or consolidated with another corporation, and all or substantially all of the assets of the Company are transferred to another corporation, then in connection with such transfer, the term "Company" for all purposes of this Agreement shall be taken to include such successor corporation, and the Trustee shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the Shares held hereunder prior to such merger, consolidation or transfer. The Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Trustee may, in his sole and absolute discretion, substitute for such Voting Trust Certificates new Voting Trust Certificates in appropriate form, and the term "Shares" as used herein shall be



                              (Page 20 of 70 Pages)
taken to include any shares of Voting stock which may be received by the Trustee in lieu of all or any part of the Shares.

                       13.      Rights and Powers of Trustee.

                       Until (i) the surrender of the Voting Trust
Certificates for cancellation, and (ii) the actual delivery to the holders of the Voting Trust Certificate or certificates representing Shares in exchange therefor, the Trustee shall possess and be entitled, subject to the provisions hereof, in the Trustee's sole and absolute discretion, to exercise, in person or by his nominees or proxies, all the rights and powers of an absolute owner of the Shares deposited hereunder, including, without limitation, the right to receive dividends on Shares and the right to vote, consent in writing or otherwise act with respect to any corporate or shareholder's resolution or action to the fullest extent permitted by applicable law.

                       The Trustee is further authorized to become a party to or prosecute or defend or intervene in any actions or legal proceedings with respect to the Shares, and the Shareholders and the holders from time to time of the Voting Trust Certificates agree to indemnify the Trustee and to hold the Trustee harmless from any such suit or legal proceeding.

                       15.      Liability of Trustee.

                       In acting hereunder with respect to the Shares, the Trustee shall have responsibility in respect of any action taken by the Trustee, or any of the Trustee's agents or any omission to act by any of them, and the Trustee shall incur no responsibility be reason of any error of law or of any things done or suffered or omitted by the Trustee hereunder or in any matter related hereto, except for those acts which are determined by a court of competent jurisdiction in a final judgment from which no appeal may be taken, to have been a direct result of the willful misconduct. The Trustee shall not be required to give a bond or other security in connection with the Trustee's duties hereunder. If the Trustee determines to obtain such a bond, the cost thereof shall be paid by the Company.



                              (Page 21 of 70 Pages)

                       16.      Successor Trustee.

                       The Trustee (and any successor Trustee) may at any time resign as Trustee hereunder by mailing to the registered holders of the Voting Trust Certificates a written resignation, to take effect twenty (20) days thereafter or upon the new Trustee agreeing to act as Trustee hereunder. Upon the death or resignation of Richard W. Clark, and upon the death or resignation of any successor Trustee acting hereunder, a successor Trustee shall be designated by the Company. The rights, power and privileges of the Trustee shall be possessed by the successor Trustees, with the same effect as though such successors had originally been parties to this Agreement.

                       17.      Term.

                       This Agreement shall remain in effect for as long as the Voting and Shareholders Agreement is in effect in accordance with its terms. The terms "Shareholder" and "Shareholders" as defined herein shall be deemed to include any and all such transferees, unless the context indicates otherwise.

                       18.      Compensation and Reimbursement of Trustee.

                       The Trustee shall serve without compensation. The Trustee shall have the right to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys and counsel as he may deem necessary and proper for carrying this Agreement into effect. Any such expenses or charges incurred by the Trustee shall be promptly reimbursed by the Company. The Company shall, after making payment to the Trustee, be entitled to bill the holders of the Voting Trust Certificates for the amount paid to the Trustee.

                       19.      Shareholder's Representations and Warranties.

                       Each Shareholder represents and warrants to the Trustee that the Shareholder owns that number of Shares set forth opposite his or her name on Exhibit A hereto, free and clear of all liens, claims and encumbrances of any kind whatsoever other than restrictions on transfer arising under federal and state securities laws and the Voting and Shareholders Agreement.



                              (Page 22 of 70 Pages)

                       20.      Notices.

                       Any notice, request or other communication required to be given pursuant to the provisions hereof shall be in writing and shall be deemed to be given when actually received by the addressee, when delivered in person, or five (5) days after being deposited with the United States Postal Service, post prepaid, registered or certified, return receipt requested, and addressed as follows: (a) if to the Trustee, to: Richard W. Clark, c/o Martin Eric Weisberg, Esq., Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the
Americas, New York, New York 10036, and (b) if to the Shareholder, to the Shareholder at the address set forth below the Shareholder's name on Exhibit A hereto, or such other address as may be furnished in writing by the Shareholder provided that notice of address shall only effective upon receipt.

                       21.      Miscellaneous.

                       A.       Costs and Fees. If any party or parties
breaches any provision of this Agreement, the breaching party or parties agrees to pay the non-breaching party or parties all reasonable attorneys' fees and expenses, expert witness fees, investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript costs, court costs and other costs and expenses incurred by the non-breaching party in enforcing this Agreement and/or preparing for legal or other proceedings, at the trial or appellate level, whether or not such proceedings are instituted. If any legal or other proceedings are instituted, the party prevailing in any such proceeding shall be paid all of the aforementioned costs, expenses and fees, by the other party, and if any judgment is secured by such prevailing party, all such costs, expenses and fees shall be included in such judgment. References in this paragraph to "legal proceedings" refer to the arbitration proceedings contemplated hereby and proceedings to enforce the decision of the arbitrator or arbitrators.

                       B. Waiver. No delay by a party in exercising any right or remedy shall constitute a waiver of a party's rights under this Agreement, and no waiver by any party of the breach of any covenant of this Agreement by the other shall be construed as



                              (Page 23 of 70 Pages)
a waiver of any proceeding or succeeding breach of the same or any other covenant or condition of this Agreement.

                       C. Broker. Each party represents to the other that such party has not dealt with any other person acting as a broker in connection with this transaction other than Edwin Lonergan. The Broker's commission shall be paid pursuant to a separate agreement, a true correct and complete copy of which is attached to the Merger and Plan of Reorganization as Exhibit H.

                       D. Termination. This Agreement may, by notice given prior to or at the Closing, be terminated:

                                i. by either IFOA or the Sellers if a material
breach of any provision of this Agreement is committed by the Sellers and/or the Acquiree Corporations, in the case of IFOA, and IFOA, in the case of the Sellers, and such breach is not to be waived;

                                ii. (i) by IFOA if any of the conditions in
Sections 6.1 and 6.3 of Article VI of the Merger Agreement and Plan of Reorganization have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of IFOA or the Buyer, to comply with any of their respective obligations under this Agreement) and IFOA has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Sections 6.2 and 6.3 of Article VI of the Merger Agreement and Plan of Reorganization have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with any of their respective obligations under this Agreement) and IFOA has not waived such condition on or before the Closing Date;

                                iii. by mutual consent of IFOA and Sellers; or

                                iv. by either IFOA or Sellers if the Closing has
not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 15, 1999, or such later date as the parties may mutually agree upon in writing.




                              (Page 24 of 70 Pages)

                       E. Notices. No notice, consent, approval or communication provided for herein or given in connection herewith shall be validly given, made, delivered or served unless it is in writing and delivered personally, sent by overnight courier, or sent by registered or certified United States mail, postage prepaid, with return receipt requested, to the addresses for each party set forth below. Any party hereto may from time to time change its address by notice to the other parties given in the manner provided herein. Notices, consents, approvals and communications by mail in the United States mail in the manner provided above or upon delivery to the respective addresses set forth above if delivered personally or sent by overnight courier.
Addresses of the parties are the following:

To IFOA:

                  InfoAmerica, Inc.
                  2600 Canton Court
                  Suite G
                  Fort Collins, CO  80525

To the Sellers:

                  Mr. Richard W. Clark
                  3003 West Olive Avenue
                  Burbank, CA  91505-4590

                  Mr. Richard Lubic
                  c/o Country Cable
                  Box 4400-123
                  S.R. 3
                  Tehachapi, CA  93561

With a copy to:

                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, NY  10036-8735
                  Attention:  Martin Eric Weisberg, Esq.

To the Buyer:




                              (Page 25 of 70 Pages)

                  Mr. Paul Knight
                  InfoAmerica, Inc.
                  2600 Canton Court
                  Suite G
                  Fort Collins, CO  80525


With a copy to:

                  Alan W. Peryam, Esq.
                  1120 Lincoln Street, Suite 1000
                  Denver, CO  80203

To the Buyer:

                  Mr. Larry Salmen
                  InfoAmerica, Inc.
                  2600 Canton Court
                  Suite G
                  Fort Collins, CO  80525

With a copy to:

                  Alan W. Peryam, Esq.
                  1120 Lincoln Street, Suite 1000
                  Denver, CO  80203

                  F.  Interpretation  and Time.  The captions of the sections of this Agreement are for convenience only and shall not govern or influence in the construction or interpretation hereof. This Agreement is the result of negotiations among the parties and, accordingly, shall not be construed for or against any party regardless of which party drafted this Agreement or any portion thereof. Time is of the essence under this Agreement.

                  G. Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party hereto, without the prior written consent of the other parties hereto.




                              (Page 26 of 70 Pages)

                  H. No Partnership. This Agreement is not intended to, and nothing contained in this Agreement shall, create any partnership, joint venture or other similar arrangement among the parties. This Agreement is between independent contracting parties who have been advised by legal counsel of their own choosing about entering into this Agreement.

                  I. Further Assurances. Each of the parties shall execute and deliver all such other documents and perform such other acts, in addition to execution and delivery of this Agreement, as are from time to time necessary in order to carry out the purposes, matters and transactions that are contemplated in this Agreement.

                  J. Incorporation of Exhibits. All Exhibits and Schedules attached to this Agreement are hereby incorporated herein by reference and form an integral part of this Agreement.

                  K. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the conflict of law provisions or principles of that State.

                  L. Date of Performance. If the date of performance of any obligations or the last day of any time period provided for herein should fall on a Saturday, Sunday or legal holiday, then said obligation shall be due and owing and said time period shall expire on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed no later than 5:00 P.M., Pacific time, on the day of performance.

                  M. Counterparts. This Agreement may be executed in any number of counterparts. This Agreement may be signed by original signatures or by facsimile signatures. Any set of counterparts of this Agreement, whether facsimile or originals or both, showing signatures by all parties, taken together, shall constitute a single copy of this Agreement.

                  N. Resolution of Disputes. In the event of any disputes among the parties as to their rights and obligations



                              (Page 27 of 70 Pages)
under this Agreement, including, but not limited to, any question as to whether or not a party has performed its obligations fully or remedied an alleged breach and any and all other disputes arising under this Agreement shall be resolved as follows:

                                i. The parties shall submit their dispute to at
least four (4) hours of mediation in accordance with the mediation procedures of American Arbitration Association ("AAA"). Any mediation session shall be held in the City and State of New York.

                                ii. In the event the dispute does not then
settle within fifteen (15) calendar days after the first mediation session, the parties agree to submit the dispute to binding arbitration which shall be held in the City and State of New York in accordance with the rules and procedures of the AAA (except as modified in this Agreement). The submission to arbitration hearing shall be no later than forty-five (45) calendar days after the first mediation session. The parties agree that arbitration shall be the exclusive means of resolving any such dispute.

                                iii. The arbitrator or arbitrators conducting
the arbitration hearing shall render the arbitration decision in writing, which writing shall explain the reasoning and basis for the decision. The decision of the arbitrator or arbitrators shall be conclusive and binding on the parties and not subject to any judicial review or appeal. The decision of the arbitrator or arbitrators may be enforced in any court of competent jurisdiction.

                                iv. The parties agree to share equally the costs
of mediation. However, if the dispute is settled through arbitration, the prevailing party shall be entitled to recover all costs and expenses incurred by the prevailing party, including, without limitation, reasonable attorneys' fees and expenses, to enforce its rights hereunder, in addition to any damages recovered, as provided in "Costs and Fees" above.

                  O. Recitals. The recitals set forth above are a part of this Agreement.



                              (Page 28 of 70 Pages)

                  P. Jurisdiction and Venue. Exclusive venue and jurisdiction over any legal proceeding to enforce a judgment of the arbitrator or arbitrators hereunder shall be in the federal and state courts located in New York County, New York.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the date first above written.



                                    --------------------------------------------
                                    RICHARD W. CLARK, AS VOTING TRUSTEE


                                    AGREED TO BY

                                    INFOAMERICA, INC.


                                    By:  ---------------------------------------

                                         Name:
                                         Title:

                                    --------------------------------------------
                                    Michael Risman

                                    --------------------------------------------
                                    Milton Miller

                                    --------------------------------------------
                                    Mathew Lasky

                                    --------------------------------------------
                                    Ed Lonergan

                                    --------------------------------------------
                                    Sal Lanza

                                    --------------------------------------------
                                    Peter Landau, Esq.

                                    --------------------------------------------
                                    Byron Lasky



                              (Page 29 of 70 Pages)

                                     L. F. Holdings

                                     By: ---------------------------------------
                                          Name:
                                          Title:

                                     -------------------------------------------
                                     Ronald Formella

                                     -------------------------------------------
                                     Stewart Sytner

                                     IMED Management Corporation


                                     By: ---------------------------------------
                                          Name:
                                          Title:





                              (Page 30 of 70 Pages)

                                                                      Exhibit A


 Name                                                      Shares
 ----                                                      ------

Michael Risman                                             600,000


Milton Miller                                              600,000


Mathew Lasky                                               400,000


Ed Lonergan                                                500,000


Sal Lanza                                                  250,000


Peter Landau, Esq.                                         600,000


Byron Lasky                                                300,000


L. F. Holdings                                           1,600,000


Ronald Formella                                            200,000


Stewart Sytner                                             900,000






                              (Page 31 of 70 Pages)

IMED Management                                            874,485
Corporation






                              (Page 32 of 70 Pages)

                                                                      Exhibit B



        Name                                               Shares
        ----                                               ------

Michael Risman                                             200,000
Milton Miller                                              200,000
Mathew Lasky                                               133,333
Ed Lonergan                                                500,000
Sal Lanza                                                  166,666
Peter Landau, Esq.                                         200,000
Byron Lasky                                                100,000
L. F. Holdings                                             533,333
Ronald Formella                                             66,666
Stewart Sytner                                             300,000
IMED Management                                            291,495
Corporation





                              (Page 33 of 70 Pages)

                                                                     Exhibit C

                            VOTING TRUST CERTIFICATE

No. [___]                                                         [_____] shares

         Richard W. Clark, as Trustee of the stock of InfoAmerica, Inc., (the "Company") under a Voting Trust Agreement dated as of June 8, 1999 (the "Voting Trust Agreement"), having received certain shares of stock of the Company pursuant to such Agreement, which Agreement the holder hereof by accepting this Certificate ratifies and adopts, hereby certifies that Richard W. Clark, as Trustee will be entitled to receive a certificate for [_____________ (____) fully paid shares of the common stock of the Company, without par value, on the expiration of the Voting Trust Agreement, and in the meantime shall be entitled to receive payments equal to any dividends that may be collected by the undersigned Trustee upon a like number of such shares held by her under the terms of the Voting Trust Agreement.

                  This Voting Trust Certificate is transferable only on the books of the undersigned Trustee by the registered holder in person or by his or her duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his or her consent that the undersigned Trustee may treat the registered holder hereof as the true owner for all purposes, except the delivery of stock certificates, which delivery of stock certificates shall not be made without the surrender hereof.

                  IN WITNESS WHEREOF, Richard W. Clark has executed this Voting Trust Certificate this 9th day of June, 1999.


                                                      --------------------------
                                                      Richard W. Clark
                                                      Trustee

(form of Assignment):

                  For value received, hereby assigns the within Voting Trust Certificate, and all rights and interests represented thereby, to and appoints



                              (Page 34 of 70 Pages)
              attorney to transfer this Voting Trust Certificate on the books of the Trustee mentioned therein, with full power of substitution.

Dated:                                                                  (Seal)

In presence of







                              (Page 35 of 70 Pages)